Delaware The First State Page 1 691011 8100 Authentication: 204771295 SR# 20253986519 Date: 09-17-25 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “JPMORGAN CHASE & CO.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 2025, AT 2:23 O`CLOCK P.M. Exhibit 3.1

Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "JPMORGAN CHASE & CO.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 2025, AT 2:23 O`CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

691011 8100
SR# 20253986519

Authentication: 204771295
Date: 09-17-25

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:23 PM 09/16/2025
FILED 02:23 PM 09/16/2025
SR 20253986519 - File Number 691011

RESTATED CERTIFICATE OF INCORPORATION of JPMORGAN CHASE & CO.

Under Section 245
of the
General Corporation Law of the State of Delaware

JPMorgan Chase & Co. (the "Corporation"), does hereby certify under the seal of the Corporation as follows:

First: The name of the Corporation is JPMorgan Chase & Co.; the Corporation was originally incorporated as Chemical New York Corporation.

Second: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware in Dover, Delaware, on the 28th day of October, 1968.

Third: This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of Delaware and only restates and integrates and does not further amend the provisions of the Corporation's Restated Certificate of Incorporation as heretofore restated, amended and supplemented. There is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

Fourth: The text of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby restated to read in full, as follows:

FIRST. The name of the Corporation is JPMorgan Chase & Co.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Without limiting in any manner the scope and generality of the foregoing, the Corporation shall have the following purposes and powers:

(1) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the

rights, powers and privileges of ownership, including the right to execute consents and vote thereon;

(2) to make, establish and maintain investments in securities, and to supervise and manage such investments;

(3) to cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated;

(4) to acquire by purchase or exchange, or by transfer to or by merger or consolidation with the Corporation or any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or to otherwise acquire, the whole or any part of the business, good will, rights or other assets of any corporation, firm, organization, association or other entity, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation, or by any other lawful means;

(5) to make loans and give other forms of credit, with or without security, and to negotiate and make contracts and agreements in connection therewith;

(6) to aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, with or without recourse against any such corporation, firm, organization, association or entity, to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association or entity, to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose;

(7) to borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired;

(8) to render service, assistance, counsel and advice to, and to act as representative or agent in any capacity (whether managing, operating, financial,

purchasing, selling, advertising or otherwise) of, any corporation, firm, organization, association or other entity; and

(9) to engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing, or agency business not prohibited by law, and any, some or all of the foregoing.

The term "securities" as used in this Certificate of Incorporation shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas, or other mineral rights, or, in general, any interests or instruments commonly known as "securities", or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

The purposes and powers specified in the foregoing paragraphs shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other paragraph in this Certificate of Incorporation, but the purposes and powers specified in each of the foregoing paragraphs of this Article THIRD shall be regarded as independent purposes and powers.

The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of Delaware.

FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is NINE BILLION TWO HUNDRED MILLION, of which TWO HUNDRED MILLION shares shall be shares of preferred stock of the par value of $1 per share (hereinafter called "Preferred Stock") and NINE BILLION shares shall be shares of common stock of the par value of $1 per share (hereinafter called "Common Stock").

Any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of capital stock representing not less than a majority of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

(1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated

and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(a) the designation of such series;

(b) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock, and whether such dividends shall be cumulative or non-cumulative;

(c) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(f) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him;

(g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

(h) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

(2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

(3) Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions

thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

Exhibit A	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC
Exhibit B	5.75% Non-Cumulative Preferred Stock, Series DD
Exhibit C	6.00% Non-Cumulative Preferred Stock, Series EE
Exhibit D	4.75% Non-Cumulative Preferred Stock, Series GG
Exhibit E	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series II
Exhibit F	4.55% Non-Cumulative Preferred Stock, Series JJ
Exhibit G	3.65% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series KK
Exhibit H	4.625% Non-Cumulative Preferred Stock, Series LL
Exhibit I	4.20% Non-Cumulative Preferred Stock, Series MM
Exhibit J	6.875% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series NN
Exhibit K	6.500% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series OO

FIFTH. The by-laws may be made, altered, amended or repealed by the Board of Directors. The books of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as from time to time may be designated by the Board of Directors.

SIXTH. (1) To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(2) The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

(3) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or incurred by him in any such capacity or arising out of

his status as such (including, without limitation, expenses, judgments, fines and amounts paid in settlement) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and whether or not the Corporation would have the power or would be required to indemnify any such person under the terms of any agreement or by-law or the General Corporation Law of the State of Delaware. For purposes of this paragraph (3), "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.

SEVENTH. (1) All actions required or permitted to be taken by the holders of Common Stock of the Corporation may be effected by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware; provided that no such action may be effected except in accordance with the provisions of this Article SEVENTH(1) and applicable law.

(a) Request for Record Date. The record date for determining such stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article SEVENTH. Any holder of Common Stock of the Corporation seeking to have such stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of this Corporation, delivered to this Corporation and signed by holders of record at the time such notice is delivered holding shares representing in the aggregate at least twenty percent (20%) of the outstanding shares of Common Stock of the Corporation, which shares are determined to be "Net Long Shares" as defined in the By-Laws of the Corporation, as may be amended from time to time, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Article SEVENTH(1). Following delivery of the notice, the Board of Directors shall, by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) 5 days after delivery of any information required by the Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent under paragraph (c) of this Article SEVENTH(1), determine the validity of the request and whether the request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a notice complying with the second and third sentences of this paragraph (a) has been duly delivered to the Secretary of the Corporation but no record date has been fixed by the Board of Directors by the date required by the preceding sentence, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to this Corporation in the matter described in paragraph (f) of this Article SEVENTH(1); provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b) Notice Requirements. Any notice required by paragraph (a) of this Article SEVENTH(1) must be delivered by the holders of record of at least twenty percent (20%) of the outstanding shares of Common Stock of the Corporation (representing Net Long Shares, and with evidence of ownership attached to the notice), must describe the action proposed to be taken by

written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by this Corporation's By-laws as though such stockholder was intending to make a nomination of persons for election to the Board of Directors or to bring any other matter before a meeting of stockholders, as applicable, and (ii) the text of the proposed action to be taken (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the By-laws of this Corporation). This Corporation may require the stockholder(s) submitting such notice to furnish such other information as may be requested by this Corporation to determine whether the request relates to an action that may be effected by written consent under paragraph (c) of this Article SEVENTH(1). In connection with an action or actions proposed to be taken by written consent in accordance with this Article SEVENTH(1), the stockholders seeking such action or actions shall further update and supplement the information previously provided to this Corporation in connection therewith, if necessary, as required by Section 1.09 of this Corporation's By-laws.

(c) Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the request for a record date for such action is delivered to the Corporation during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board, a "Similar Item"), other than the election or removal of directors, was presented at a meeting of stockholders held not more than 12 months before the request for a record date for such action is delivered to the Corporation, (iv) a Similar Item consisting of the election or removal of directors was presented at a meeting of stockholders held not more than 90 days before the request for a record date was delivered to the Corporation (and, for purposes of this clause, the election or removal of directors shall be deemed a "Similar Item" with respect to all items of business involving the election or removal of directors), (v) a Similar Item is included in the Corporation's notice as an item of business to be brought before a stockholders meeting that has been called by the time the request for a record date is delivered to the Corporation but not yet held, (vi) such record date request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law, or (vii) sufficient written consents are not dated and delivered to the Corporation prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting.

(d) Manner of Consent Solicitation. Holders of Common Stock of the Corporation may take action by written consent only if consents are solicited by the stockholder or group of stockholders seeking to take action by written consent of stockholders from all holders of capital stock of this Corporation entitled to vote on the matter and in accordance with applicable law.

(e) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a "Consent") must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (f) of

this Article SEVENTH(1), consents signed by a sufficient number of stockholders to take such action are so delivered to this Corporation.

(f) Delivery of Consents. No Consents may be dated or delivered to this Corporation or its registered office in the State of Delaware until 60 days after the delivery of a valid request to set a record date. Consents must be delivered to this Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to this Corporation of Consents, the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the election or removal of one or more members of the Board of Directors, the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors ("Inspectors") with respect to such Consent, and such Inspectors shall discharge the functions of the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, as the case may be, under this Article SEVENTH(1). If after such investigation the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of this Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of this Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(g) Effectiveness of Consent. Notwithstanding anything in this Certificate to the contrary, no action may be taken by written consent of the holders of Common Stock of the Corporation except in accordance with this Article SEVENTH(1). If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article SEVENTH(1), or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article SEVENTH(1), then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to this Corporation that the Consents delivered to this

Corporation in accordance with paragraph (f) of this Article SEVENTH(1), represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.

(h) Challenge to Validity of Consent. Nothing contained in this Article SEVENTH shall in any way be construed to suggest or imply that the Board of Directors of this Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to prosecute or defend any litigation with respect thereto.

(i) Board-solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Article SEVENTH(1) shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

(2) Whenever the vote of holders of shares of any class or series other than Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware, the meeting and vote of such stockholders may be dispensed with if such action is taken with the written consent of such holders representing not less than a majority of the voting power of all the capital stock of such class or series entitled to be voted upon such action if a meeting were held; provided that in no case shall the written consent be by such holders having less than the minimum percentage of the vote required by statute for such action, and provided that prompt notice is given in writing to all such stockholders entitled to vote thereon of the taking of corporate action without a meeting and by less than unanimous written consent.

(3) Election of directors need not be by ballot unless the by-laws so provide.

EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on this 16th day of September, 2025.

JPMORGAN CHASE & CO.

By:______________________________
Name: Reid R. Broda
Title: Corporate Secretary

Exhibit A

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:01 AM 10/19/2017
FILED 08:01 AM 10/19/2017
SR 20176686850 - File Number 691011

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES CC

($10,000.00 liquidation preference per share)

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value $1.00 per share, with a liquidation preference, in the aggregate, of up to $1,257,500,000, on the following terms and with the following designations, powers, preferences and rights:

1. Designation and Amount. The series of preferred stock, par value $1.00 per share, shall be designated as the "Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC" (the "*Series CC Preferred Stock*"). The Series CC Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series CC Preferred Stock shall be 125,750 shares.

2. Dividends.

(a) Holders of the Series CC Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of the Series CC Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series CC Preferred Stock (i) during the period from the original issue date of the Series CC Preferred Stock to, but excluding, November 1, 2022 (the "*Fixed Rate Period*"), semi-annually in arrears, on May 1 and November 1 of each year, beginning on May 1, 2018, and (ii) during the period from November 1, 2022 through the

redemption date of the Series CC Preferred Stock (the "*Floating Rate Period*"), quarterly in arrears, on February 1, May 1, August 1 and November 1 of each year, beginning on February 1, 2023 (each such day on which dividends are payable a "*Dividend Payment Date*").

Dividends on each share of the Series CC Preferred Stock shall accrue from the original issue date at a rate equal to (i) 4.625% per annum on the liquidation preference of $10,000 per share, for each semi-annual Dividend Period (as defined below) during the Fixed Rate Period and (ii) three-month LIBOR plus a spread of 2.58% per annum on the liquidation preference of $10,000 per share, for each quarterly Dividend Period (as defined below) during the Floating Rate Period. The amount of dividends payable during the Fixed Rate Period shall be calculated on the basis of a 360-day year of twelve 30-day months. The amount of dividends payable during the Floating Rate Period shall be calculated on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

The dividend rate for each Dividend Period during the Floating Rate Period will be determined by the Calculation Agent (as defined below) by adding three-month LIBOR as in effect on the second London banking day prior to the beginning of the Dividend Period, which date is the *"Dividend Determination Date"* for the Dividend Period, to the applicable spread of 2.58% per annum. "*Calculation Agent*" shall mean such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as calculation agent for the Series CC Preferred Stock during the Floating Rate Period. A "*London banking day"* shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "*Reuters Screen LIBOR01 Page*" shall mean the display designated as the Reuters screen "LIBOR01", or such other page as may replace the Reuters screen "LIBOR01" on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited ("IBA") or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so. "*Three-month LIBOR*" shall mean the rate determined by the Calculation Agent as the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters Screen LIBOR01 Page at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date, provided that:

(i) If no offered rate appears on the Reuters Screen LIBOR01 Page on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, then three-month LIBOR for the relevant Dividend Period will be the arithmetic average (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the quotations provided.

(ii) Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, then three-month LIBOR for the relevant Dividend Period will be the arithmetic average (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the quotations provided.

(iii) Otherwise, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate three-month LIBOR or any of the foregoing lending rates, shall determine three-month LIBOR for the relevant dividend period in its sole discretion.

Notwithstanding the foregoing clauses (i), (ii) and (iii):

(a) If the Calculation Agent determines on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the Calculation Agent determines there is an industry-accepted successor base rate, then the Calculation Agent shall use such successor base rate; and

(b) If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of business day, the Dividend Determination Date and any other relevant methodology for calculating such substitute or successor base rate in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The Calculation Agent's establishment of three-month LIBOR and calculation of the amount of dividends for each Dividend Period during the Floating Rate Period will be on file at the principal offices of the Corporation. Absent manifest error, the Calculation Agent's determination of the dividend rate for each Dividend Period during the Floating Rate Period for the Series CC Preferred Stock will be binding and conclusive.

Each such dividend shall be paid to the holders of record of the shares of the Series CC Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors. In the event that any Dividend Payment Date during the Fixed Rate Period falls on a day that is not a Business Day (as defined below), the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. In the event that any Dividend Payment Date during the Floating Rate Period falls on a day that is not a Business Day (as defined below), the dividend payment due on that date shall be postponed to the

next day that is a Business Day and dividends shall accrue to but excluding the date dividends are paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Rate Period, the Dividend Payment Date shall instead be brought forward to the immediately preceding Business Day (as defined below). The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series CC Preferred Stock to but excluding the next Dividend Payment Date. A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

(b) Dividends on shares of the Series CC Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series CC Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series CC Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series CC Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series CC Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series CC Preferred Stock for any period unless full dividends on the shares of the Series CC Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series CC Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series CC Preferred Stock, all dividends declared and paid upon the shares of the Series CC Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series CC Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then-current dividends due on the shares of the Series CC Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series CC Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series CC Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series CC Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series CC Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or

other distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series CC Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series CC Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series CC Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series CC Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series CC Preferred Stock or, in the case of capital stock ranking on a parity with the Series CC Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series CC Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series CC Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series CC Preferred Stock and such capital stock ranking on a parity with the Series CC Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series CC Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series CC Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series CC Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing will not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series CC Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series CC Preferred Stock will not be entitled to participate in those dividends.

3. <u>Liquidation Preference</u>.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series CC Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series CC Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series CC Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series CC Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series CC Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series CC Preferred Stock are not paid in full, the holders of the shares of the Series CC Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series CC Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series CC Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series CC Preferred Stock have not been paid for an aggregate of three or more semi-annual or six or more quarterly Dividend Periods, as applicable, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series CC Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the *"Preferred Directors"* and each a *"Preferred Director"*) to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series CC Preferred Stock for at least two semi-annual or four quarterly consecutive Dividend Periods, as applicable, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series CC Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of the Series CC Preferred Stock voting together as a class with the

holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series CC Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series CC Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series CC Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series CC Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series CC Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series CC Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series CC Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series CC Preferred Stock as to dividends and upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which (a) the shares of the Series CC Preferred Stock remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series CC Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series CC Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series CC Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series CC Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series CC Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of assets legally available therefor the Series CC Preferred Stock on any Dividend Payment Date on or after November 1, 2022 in whole, or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series CC Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series CC Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series CC Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series CC Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series CC Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series CC Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series CC Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series CC Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series CC Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series CC Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for

redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series CC Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series CC Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series CC Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series CC Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series CC Preferred Stock at the time outstanding, the shares of the Series CC Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series CC Preferred Stock in proportion to the number of Series CC Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series CC Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series CC Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series CC Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series CC Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series CC Preferred Stock (and as used herein, the term *"senior to the Series CC Preferred Stock"* and like terms refer to any class or series of capital stock that ranks senior to the Series CC Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series CC Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series CC Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series CC Preferred Stock (and as used herein, the term *"Parity Preferred Stock,"* and "*on a parity with the Series CC Preferred Stock*" and like terms refer to any class or series of capital stock that ranks on a parity with the shares of the Series CC Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series CC Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series CC Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term *"junior to the Series CC Preferred Stock"* and like terms refer to the common stock and any other class or series of capital stock over which the Series CC Preferred Stock has preference or priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series CC Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, 5.50% Non-Cumulative Preferred Stock, Series O, 5.45% Non-Cumulative Preferred Stock, Series P, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, 6.70% Non-Cumulative Preferred Stock, Series T, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, 6.30% Non-Cumulative Preferred Stock, Series W, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X and 6.125% Non-Cumulative Preferred Stock, Series Y, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, 6.10% Non-Cumulative Preferred Stock, Series AA, and 6.15% Non-Cumulative Preferred Stock, Series BB.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand as of this 19th day of October, 2017.

JPMORGAN CHASE & CO.

By: ______________________________

Name: Molly Carpenter
Title: Corporate Secretary

Exhibit B

5.75% Non-Cumulative Preferred Stock, Series DD

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:30 PM 09/20/2018
FILED 05:30 PM 09/20/2018
SR 20186761509 - File Number 691011

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE 5.75% NON-CUMULATIVE PREFERRED STOCK, SERIES DD (\$10,000.00 liquidation preference per share)

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value \$1.00 per share, with a liquidation preference, in the aggregate, of up to \$1,696,250,000, on the following terms and with the following designations, powers, preferences and rights:

1. Designation and Amount. The series of preferred stock, par value \$1.00 per share, shall be designated as the "5.75% Non-Cumulative Preferred Stock, Series DD" (the "*Series DD Preferred Stock*"). The Series DD Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series DD Preferred Stock shall be 169,625 shares.

2. Dividends.

(a) Holders of the Series DD Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of \$10,000 per share of the Series DD Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series DD Preferred Stock quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2018 (each such day on which dividends are payable a "*Dividend Payment Date*"). In the event that any Dividend Payment Date falls on a day that is not a Business Day (as defined below), the

dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series DD Preferred Stock to but excluding the next Dividend Payment Date.

Dividends on each share of the Series DD Preferred Stock shall accrue from the original issue date at a rate equal to 5.75% per annum on the liquidation preference of $10,000 per share, for each Dividend Period.

Each such dividend shall be paid to the holders of record of the shares of the Series DD Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors. The amount of dividends payable shall be calculated on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

(b) Dividends on shares of the Series DD Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series DD Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series DD Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series DD Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series DD Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series DD Preferred Stock for any period unless full dividends on the shares of the Series DD Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series DD Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series DD Preferred Stock, all dividends declared and paid upon the shares of the Series DD Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series DD Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro

rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then-current dividends due on the shares of the Series DD Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series DD Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series DD Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series DD Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series DD Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or other distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series DD Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series DD Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series DD Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series DD Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series DD Preferred Stock or, in the case of capital stock ranking on a parity with the Series DD Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series DD Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series DD Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series DD Preferred Stock and such capital stock ranking on a parity with the Series DD Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series DD Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series DD Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series DD Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing will not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series DD Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series DD Preferred Stock will not be entitled to participate in those dividends.

3. Liquidation Preference.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series DD Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series DD Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series DD Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series DD Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series DD Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series DD Preferred Stock are not paid in full, the holders of the shares of the Series DD Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series DD Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series DD Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series DD Preferred Stock have not been paid for an aggregate of six or more quarterly Dividend Periods, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series DD Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the "*Preferred Directors*" and each a "*Preferred Director*") to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series DD Preferred Stock for at least four quarterly consecutive Dividend Periods at which time such right shall terminate, except as expressly provided herein or

by law, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series DD Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of the Series DD Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series DD Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series DD Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series DD Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series DD Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series DD Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series DD Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series DD Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series DD Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which (a) the shares of the Series DD Preferred Stock remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series DD Preferred Stock in each case shall not be deemed to adversely affect the powers, preferences or special rights of the Series DD Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series DD Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series DD Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series DD Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of assets legally available therefor the Series DD Preferred Stock on any Dividend Payment Date on or after December 1, 2023 in whole, or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series DD Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series DD Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series DD Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series DD Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series DD Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series DD Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series DD Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series DD Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series DD Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series DD Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 5 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series DD Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series DD Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series DD Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series DD Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series DD Preferred Stock at the time outstanding, the shares of the Series DD Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series DD Preferred Stock in proportion to the number of Series DD Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series DD Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and

terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series DD Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series DD Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series DD Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series DD Preferred Stock (and as used herein, the term "*senior to the Series DD Preferred Stock*" and like terms refer to any class or series of capital stock that ranks senior to the Series DD Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series DD Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series DD Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series DD Preferred Stock (and as used herein, the term "*Parity Preferred Stock,*" and "*on a parity with the Series DD Preferred Stock*" and like terms refer to any class or series of capital stock that

ranks on a parity with the shares of the Series DD Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series DD Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series DD Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term "*junior to the Series DD Preferred Stock*" and like terms refer to the common stock and any other class or series of capital stock over which the Series DD Preferred Stock has preference or priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series DD Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, 5.45% Non-Cumulative Preferred Stock, Series P, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, 6.70% Non-Cumulative Preferred Stock, Series T, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, 6.30% Non-Cumulative Preferred Stock, Series W, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, 6.125% Non-Cumulative Preferred Stock, Series Y, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, 6.10% Non-Cumulative Preferred Stock, Series AA, 6.15% Non-Cumulative Preferred Stock, Series BB and Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set her hand as of this 20th day of September, 2018.

JPMORGAN CHASE & CO.

By: ______________________________
Name: Molly Carpenter
Title: Corporate Secretary

Exhibit C

6.00% Non-Cumulative Preferred Stock, Series EE

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:29 AM 01/24/2019
FILED 10:29 AM 01/24/2019
SR 20190462457 - File Number 691011

CORRECTED
CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE 6.00% NON-CUMULATIVE PREFERRED STOCK, SERIES EE (\$10,000.00 liquidation preference per share) OF JPMORGAN CHASE & CO.

JPMORGAN CHASE & CO., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

1. The name of the Corporation is JPMORGAN CHASE & CO.

2. The Certificate of Designations, Powers, Preferences and Rights of the 6.00% Non-Cumulative Preferred Stock, Series EE (\$10,000.00 liquidation preference per share) of the Corporation (the "Certificate of Designations") which was filed with the Secretary of State of the State of Delaware on January 23, 2019, contains an inaccurate record of the corporate action taken therein, and the Certificate of Designations requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect in the Certificate of Designations is that Section 6(a) thereof inadvertently references the date "December 1, 2023" instead of "March 1, 2024".

4. The Certificate of Designations is corrected to read in its entirety as follows:

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE 6.00% NON-CUMULATIVE PREFERRED STOCK, SERIES EE (\$10,000.00 liquidation preference per share)

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value $1.00 per share, with a liquidation preference, in the aggregate, of $1,850,000,000, on the following terms and with the following designations, powers, preferences and rights:

1. Designation and Amount. The series of preferred stock, par value $1.00 per share, shall be designated as the "6.00% Non-Cumulative Preferred Stock, Series EE" (the "*Series EE Preferred Stock*"). The Series EE Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series EE Preferred Stock shall be 185,000 shares.

2. Dividends.

(a) Holders of the Series EE Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of the Series EE Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series EE Preferred Stock quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2019 (each such day on which dividends are payable a "*Dividend Payment Date*"). In the event that any Dividend Payment Date falls on a day that is not a Business Day (as defined below), the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series EE Preferred Stock to but excluding the next Dividend Payment Date.

Dividends on each share of the Series EE Preferred Stock shall accrue from the original issue date at a rate equal to 6.00% per annum on the liquidation preference of $10,000 per share, for each Dividend Period.

Each such dividend shall be paid to the holders of record of the shares of the Series EE Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors. The amount of dividends payable shall be calculated on the basis of a 360-day year of twelve 30-day months.

Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

(b) Dividends on shares of the Series EE Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series EE Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series EE Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series EE Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series EE Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series EE Preferred Stock for any period unless full dividends on the shares of the Series EE Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series EE Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series EE Preferred Stock, all dividends declared and paid upon the shares of the Series EE Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series EE Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then-current dividends due on the shares of the Series EE Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series EE Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series EE Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series EE Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series EE Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or other distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series EE Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series EE Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall

be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series EE Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series EE Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series EE Preferred Stock or, in the case of capital stock ranking on a parity with the Series EE Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series EE Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series EE Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series EE Preferred Stock and such capital stock ranking on a parity with the Series EE Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series EE Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series EE Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series EE Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing will not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series EE Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series EE Preferred Stock will not be entitled to participate in those dividends.

3. <u>Liquidation Preference</u>.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series EE Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series EE Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series EE Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series EE Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series EE Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series EE Preferred Stock are not paid in full, the holders of the shares of the Series EE Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series EE Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series EE Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series EE Preferred Stock have not been paid for an aggregate of six or more quarterly Dividend Periods, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series EE Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the *"Preferred Directors"* and each a *"Preferred Director"*) to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series EE Preferred Stock for at least four quarterly consecutive Dividend Periods at which time such right shall terminate, except as expressly provided herein or by law, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series EE Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of the Series EE Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series EE Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights

of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series EE Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series EE Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series EE Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series EE Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series EE Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series EE Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series EE Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which (a) the shares of the Series EE Preferred Stock remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series EE Preferred Stock in each case shall not be deemed to adversely affect the powers, preferences or special rights of the Series EE Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series EE Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series EE Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series EE Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of assets legally available therefor the

Series EE Preferred Stock on any Dividend Payment Date on or after March 1, 2024 in whole, or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series EE Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series EE Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series EE Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series EE Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series EE Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series EE Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series EE Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series EE Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series EE Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series EE Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series EE Preferred Stock designated for redemption shall not affect the validity of the

proceedings for the redemption of any other shares of the Series EE Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series EE Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series EE Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series EE Preferred Stock at the time outstanding, the shares of the Series EE Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series EE Preferred Stock in proportion to the number of Series EE Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series EE Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series EE Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series EE Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series EE Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series EE Preferred Stock (and as used herein, the term *"senior to the Series EE Preferred Stock"* and like terms refer to any class or series of capital stock that ranks senior to the Series EE Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series EE Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series EE Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series EE Preferred Stock (and as used herein, the term *"Parity Preferred Stock,"* and "*on a parity with the Series EE Preferred Stock*" and like terms refer to any class or series of capital stock that ranks on a parity with the shares of the Series EE Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series EE Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series EE Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term *"junior to the Series EE Preferred Stock"* and like terms refer to the common stock and any other class or series of capital stock over which the Series EE Preferred Stock has preference or priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series EE Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, 5.45% Non-Cumulative Preferred Stock, Series P, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S,

6.70% Non-Cumulative Preferred Stock, Series T, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, 6.30% Non-Cumulative Preferred Stock, Series W, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, 6.125% Non-Cumulative Preferred Stock, Series Y, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, 6.10% Non-Cumulative Preferred Stock, Series AA, 6.15% Non-Cumulative Preferred Stock, Series BB, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC and 5.75% Non-Cumulative Preferred Stock, Series DD.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set her hand as of this 23rd day of January, 2019.

JPMORGAN CHASE & CO.

By: ______________________________

Name: Molly Carpenter

Title: Corporate Secretary

Exhibit D

4.75% Non-Cumulative Preferred Stock, Series GG

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 11/06/2019
FILED 05:00 PM 11/06/2019
SR 20197954344 - File Number 691011

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE 4.75% NON-CUMULATIVE PREFERRED STOCK, SERIES GG ($10,000.00 liquidation preference per share)

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value $1.00 per share, with a liquidation preference, in the aggregate, of $900,000,000, on the following terms and with the following designations, powers, preferences and rights:

1. Designation and Amount. The series of preferred stock, par value $1.00 per share, shall be designated as the "4.75% Non-Cumulative Preferred Stock, Series GG" (the "*Series GG Preferred Stock*"). The Series GG Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series GG Preferred Stock shall be 90,000 shares.

2. Dividends.

(a) Holders of the Series GG Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of the Series GG Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series GG Preferred Stock quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2020 (each such day on which dividends are payable a "*Dividend Payment Date*"). In the event that any Dividend Payment Date falls on a day that is not a Business Day (as defined below), the dividend payment due on that date shall be postponed to the next day that is a Business Day and

no additional dividends shall accrue as a result of that postponement. The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series GG Preferred Stock to but excluding the next Dividend Payment Date.

Dividends on each share of the Series GG Preferred Stock shall accrue from the original issue date at a rate equal to 4.75% per annum on the liquidation preference of $10,000 per share, for each Dividend Period.

Each such dividend shall be paid to the holders of record of the shares of the Series GG Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors. The amount of dividends payable shall be calculated on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

(b) Dividends on shares of the Series GG Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series GG Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series GG Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series GG Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series GG Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series GG Preferred Stock for any period unless full dividends on the shares of the Series GG Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series GG Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series GG Preferred Stock, all dividends declared and paid upon the shares of the Series GG Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series GG Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments

based on the ratio between the then-current dividends due on the shares of the Series GG Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series GG Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series GG Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series GG Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series GG Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or other distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series GG Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series GG Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series GG Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series GG Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series GG Preferred Stock or, in the case of capital stock ranking on a parity with the Series GG Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series GG Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series GG Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series GG Preferred Stock and such capital stock ranking on a parity with the Series GG Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series GG Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series GG Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series GG Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing will not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series GG Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series GG Preferred Stock will not be entitled to participate in those dividends.

3. Liquidation Preference.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series GG Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series GG Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series GG Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series GG Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series GG Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series GG Preferred Stock are not paid in full, the holders of the shares of the Series GG Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series GG Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series GG Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series GG Preferred Stock have not been paid for an aggregate of six or more quarterly Dividend Periods, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series GG Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock (as defined below) outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the *"Preferred Directors"* and each a *"Preferred Director"*) to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series GG Preferred Stock for at least four quarterly consecutive Dividend Periods at which time such right shall terminate, except as

expressly provided herein or by law, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series GG Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of the Series GG Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series GG Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series GG Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series GG Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series GG Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series GG Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series GG Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series GG Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series GG Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series GG Preferred Stock (a) remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series GG Preferred Stock in each case shall not be deemed to adversely affect the powers, preferences or special rights of the Series GG Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series GG Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series GG Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series GG Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem, out of assets legally available therefor, the Series GG Preferred Stock on any Dividend Payment Date on or after December 1, 2024 in whole, or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series GG Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series GG Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series GG Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series GG Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series GG Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series GG Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series GG Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series GG Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series GG Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series GG Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series GG Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series GG Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series GG Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series GG Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series GG Preferred Stock at the time outstanding, the shares of the Series GG Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series GG Preferred Stock in proportion to the number of Series GG Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series GG Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so

deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series GG Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series GG Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series GG Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series GG Preferred Stock (and as used herein, the term *"senior to the Series GG Preferred Stock"* and like terms refer to any class or series of capital stock that ranks senior to the Series GG Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series GG Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series GG Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series GG Preferred Stock (and as used herein, the term *"Parity Preferred Stock,"* and "*on a parity with the Series GG Preferred Stock*" and like terms refer to any class or series of capital stock that ranks on a parity with the shares of the Series GG Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series GG Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series GG Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term *"junior to the Series GG Preferred Stock"* and like terms refer to the common stock and any other class or series of capital stock over which the Series GG Preferred Stock has preference or priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series GG Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, 5.45% Non-Cumulative Preferred Stock, Series P, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, 6.125% Non-Cumulative Preferred Stock, Series Y, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, 6.10% Non-Cumulative Preferred Stock, Series AA, 6.15% Non-Cumulative Preferred Stock, Series BB, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, 5.75% Non-Cumulative Preferred Stock, Series DD, 6.00% Non-Cumulative Preferred Stock, Series EE and Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand as of this 6th day of November, 2019.

JPMORGAN CHASE & CO.

By: Stephen B. Grant

Name: Stephen B. Grant
Title: Assistant Corporate Secretary

Exhibit E

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series II

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 02/21/2020
FILED 05:00 PM 02/21/2020
SR 20201378667 - File Number 691011

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES II ($10,000.00 liquidation preference per share)

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value $1.00 per share, with a liquidation preference, in the aggregate, of $1,500,000,000, on the following terms and with the following designations, powers, preferences and rights:

1. <u>Designation and Amount</u>. The series of preferred stock, par value $1.00 per share, shall be designated as the "Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series II" (the "*Series II Preferred Stock*"). The Series II Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series II Preferred Stock shall be 150,000 shares.

2. <u>Dividends.</u>

(a) Holders of the Series II Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of the Series II Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series II Preferred Stock (i) during the period from the original issue date of the Series II Preferred Stock to, but excluding, April 1, 2025 (the "*Fixed Rate Period*"), semi-annually in arrears, on April 1 and October 1 of each year, beginning on October 1, 2020, and (ii) during the period from April 1, 2025 through the redemption date of the Series II Preferred Stock, if any (the "*Floating Rate Period*"), quarterly in

arrears, on January 1, April 1, July 1 and October 1 of each year, beginning on July 1, 2025 (each such day on which dividends are payable a "*Dividend Payment Date*").

Dividends on each share of the Series II Preferred Stock shall accrue from the original issue date at a rate equal to (i) 4.00% per annum on the liquidation preference of $10,000 per share, for each semi-annual Dividend Period (as defined below) during the Fixed Rate Period and (ii) the Benchmark (as defined in Section 11) plus a spread of 2.745% per annum on the liquidation preference of $10,000 per share, for each quarterly Dividend Period (as defined below) during the Floating Rate Period. The amount of dividends payable during the Fixed Rate Period shall be calculated on the basis of a 360-day year of twelve 30-day months. The amount of dividends payable during the Floating Rate Period shall be calculated on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

Notwithstanding the foregoing paragraph, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in Section 11) have occurred with respect to the then-current Benchmark, then the provisions set forth in Section 9 will thereafter apply to all determinations of the dividend rate on the Series II Preferred Stock for each Dividend Period during the Floating Rate Period.

The Calculation Agent's determination of the Benchmark and calculation of the amount of dividends for each Dividend Period during the Floating Rate Period will be on file at the principal offices of the Corporation. Absent manifest error, the Calculation Agent's determination of the dividend rate for each Dividend Period during the Floating Rate Period for the Series II Preferred Stock will be binding and conclusive.

Each such dividend shall be paid to the holders of record of the shares of the Series II Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors. In the event that any Dividend Payment Date during the Fixed Rate Period falls on a day that is not a Business Day (as defined below), the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. In the event that any Dividend Payment Date during the Floating Rate Period falls on a day that is not a Business Day (as defined below), the dividend payment due on that date shall be postponed to the next day that is a Business Day and dividends shall accrue to but excluding the date dividends are paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Rate Period, the Dividend Payment Date shall instead be brought forward to the immediately preceding Business Day (as defined below). The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series II Preferred Stock to but excluding the next Dividend Payment Date. A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

If the then-current Benchmark is Three-Month Term SOFR (as defined in Section 11) and any of the foregoing provisions concerning the calculation of the dividend rate and the payment of dividends during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions (as defined in Section 11) determined by the Corporation, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark at any time when the Series II Preferred Stock is outstanding, then the foregoing provisions concerning the calculation of the dividend rate and the payment of dividends during the Floating Rate Period will be modified in accordance with Section 9.

(b) Dividends on shares of the Series II Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series II Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series II Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series II Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series II Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series II Preferred Stock for any period unless full dividends on the shares of the Series II Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series II Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series II Preferred Stock, all dividends declared and paid upon the shares of the Series II Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series II Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then-current dividends due on the shares of the Series II Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series II Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series II Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series II Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series II Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or other

distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series II Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series II Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series II Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series II Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series II Preferred Stock or, in the case of capital stock ranking on a parity with the Series II Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series II Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series II Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series II Preferred Stock and such capital stock ranking on a parity with the Series II Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series II Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series II Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series II Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing will not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series II Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series II Preferred Stock will not be entitled to participate in those dividends.

3. Liquidation Preference.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series II Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series II Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series II Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series II Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series II Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series II Preferred Stock are not paid in full, the holders of the shares of the Series II Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series II Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series II Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series II Preferred Stock have not been paid for an aggregate of three or more semi-annual or six or more quarterly Dividend Periods, as applicable, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series II Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock (as defined below) outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the *"Preferred Directors"* and each a *"Preferred Director"*) to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series II Preferred Stock for at least two semi-annual or four quarterly consecutive Dividend Periods, as applicable, at which time such right shall terminate, except as expressly provided herein or by law, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series II Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote

of the holders of shares of the Series II Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series II Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series II Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series II Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series II Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series II Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series II Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series II Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series II Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which (a) the shares of the Series II Preferred Stock remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series II Preferred Stock in each case shall not be deemed to adversely affect the powers, preferences or special rights of the Series II Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series II Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series II Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series II Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of assets legally available therefor the Series II Preferred Stock on any Dividend Payment Date on or after April 1, 2025 in whole, or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series II Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series II Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series II Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series II Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series II Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series II Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series II Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series II Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series II Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series II Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 5 days and not more than 60 days before the date fixed for

redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series II Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series II Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series II Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series II Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series II Preferred Stock at the time outstanding, the shares of the Series II Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series II Preferred Stock in proportion to the number of Series II Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series II Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series II Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series II Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series II Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series II Preferred Stock (and as used herein, the term *"senior to the Series II Preferred Stock"* and like terms refer to any class or series of capital stock that ranks senior to the Series II Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series II Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series II Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series II Preferred Stock (and as used herein, the term *"Parity Preferred Stock,"* and "*on a parity with the Series II Preferred Stock*" and like terms refer to any class or series of capital stock that ranks on a parity with the shares of the Series II Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series II Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series II Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term *"junior to the Series II Preferred Stock"* and like terms refer to the common stock and any other class or series of capital stock over which the Series II Preferred Stock has preference or priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series II Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, 6.125% Non-Cumulative Preferred Stock, Series Y, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, 6.10% Non-Cumulative Preferred Stock, Series AA, 6.15% Non-Cumulative Preferred Stock, Series BB, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, 5.75% Non-Cumulative Preferred Stock, Series DD, 6.00% Non-Cumulative Preferred Stock, Series EE, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, 4.75% Non-Cumulative Preferred Stock, Series GG and Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series HH.

9. Effect of Benchmark Transition Event. If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement (as defined in Section 11) will replace the then-current Benchmark for all purposes relating to the Series II Preferred Stock during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates, and the dividend rate on the Series II Preferred Stock for each Dividend Period during the Floating Rate Period will thereafter be an annual rate equal to the sum of the Benchmark Replacement and the spread of 2.745% per annum. In connection with the implementation of a Benchmark Replacement, the Corporation will have the right to make Benchmark Replacement Conforming Changes (as defined in Section 11) from time to time.

10. Determinations and Decisions. The Corporation and the Calculation Agent are expressly authorized to make certain determinations, decisions and elections hereunder, including with respect to the use of Three-Month Term SOFR (as defined in Section 11) as the Benchmark for the Floating Rate Period and under Section 9. Any determination, decision or election that may be made by the Corporation or by the Calculation Agent hereunder, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding absent manifest error; (ii) if made by the Corporation, will be made in its sole discretion; (iii) if made by the Calculation Agent, will be made after consultation with the Corporation, and the Calculation Agent will not make any such determination, decision or election to which the Corporation reasonably objects; and (iv) notwithstanding anything to the contrary herein, shall become effective without consent from the holders of the Series II Preferred Stock or any other party. If the Calculation Agent fails to make any determination, decision or election that it is required to make hereunder, then the Corporation will make that determination, decision or election on the same basis as described above.

11. Definitions. As used herein:

"*Benchmark*" means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its

related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement.

"*Benchmark Replacement*" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then "Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1) Compounded SOFR;

(2) the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(4) the sum of: (a) the alternate rate that has been selected by the Corporation as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

"*Benchmark Replacement Adjustment*" means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Corporation giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

"*Benchmark Replacement Conforming Changes*" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the

definition of "Dividend Period", timing and frequency of determining rates with respect to each Dividend Period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) that the Corporation decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Corporation decides that adoption of any portion of such market practice is not administratively feasible or if the Corporation determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Corporation determines is reasonably necessary).

"*Benchmark Replacement Date*" means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) of the definition of "Benchmark Transition Event," the relevant Reference Time in respect of any determination;

(2) in the case of clause (2) or (3) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3) in the case of clause (4) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

"*Benchmark Transition Event*" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the Corporation determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an

insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

"*Calculation Agent*" means such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as Calculation Agent for the Series II Preferred Stock during the Floating Rate Period.

"*Compounded SOFR*" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Corporation in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Corporation determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Corporation giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of 2.745% per annum.

"*Corresponding Tenor*" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

"*Federal Reserve Bank of New York's Website*" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

"*Interpolated Benchmark*" with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

"*ISDA Definitions*" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

"*ISDA Fallback Adjustment*" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

"*ISDA Fallback Rate*" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

"*Reference Time*" with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

"*Relevant Governmental Body*" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

"*SOFR*" means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York's Website.

"*Term SOFR*" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"*Term SOFR Administrator*" means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

"*Three-Month Term SOFR*" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Dividend Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions.

"*Three-Month Term SOFR Conventions*" means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of "Dividend Period", timing and frequency of determining Three-Month Term SOFR with respect to each Dividend Period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) that the Corporation decides may be appropriate to reflect the use of

Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Corporation decides that adoption of any portion of such market practice is not administratively feasible or if the Corporation determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Corporation determines is reasonably necessary).

"*Unadjusted Benchmark Replacement*" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand as of this 21st day of February, 2020.

JPMORGAN CHASE & CO.

By: Stephen B. Grant

Name: Stephen B. Grant
Title: Assistant Corporate Secretary

Exhibit F

4.55% Non-Cumulative Preferred Stock, Series JJ

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 03/16/2021
FILED 05:00 PM 03/16/2021
SR 20210930647 - File Number 691011

**CERTIFICATE OF DESIGNATIONS, POWERS,
PREFERENCES AND RIGHTS
OF THE
4.55% NON-CUMULATIVE PREFERRED STOCK, SERIES JJ
($10,000.00 liquidation preference per share)**

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value $1.00 per share, with a liquidation preference, in the aggregate, of $1,500,000,000, on the following terms and with the following designations, powers, preferences and rights:

1. Designation and Amount. The series of preferred stock, par value $1.00 per share, shall be designated as the "4.55% Non-Cumulative Preferred Stock, Series JJ" (the "*Series JJ Preferred Stock*"). The Series JJ Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series JJ Preferred Stock shall be 150,000 shares.

2. Dividends.

(a) Holders of the Series JJ Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of the Series JJ Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series JJ Preferred Stock quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2021 (each such day on which dividends are payable a "*Dividend Payment Date*"). In the event that any Dividend Payment Date falls on a day that is not a Business Day (as defined below), the dividend payment due on that date shall be postponed to the next day that is a Business Day and

no additional dividends shall accrue as a result of that postponement. The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series JJ Preferred Stock to but excluding the next Dividend Payment Date.

Dividends on each share of the Series JJ Preferred Stock shall accrue from the original issue date at a rate equal to 4.55% per annum on the liquidation preference of $10,000 per share, for each Dividend Period.

Each such dividend shall be paid to the holders of record of the shares of the Series JJ Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors. The amount of dividends payable shall be calculated on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

(b) Dividends on shares of the Series JJ Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series JJ Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series JJ Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series JJ Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series JJ Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series JJ Preferred Stock for any period unless full dividends on the shares of the Series JJ Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series JJ Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series JJ Preferred Stock, all dividends declared and paid upon the shares of the Series JJ Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series JJ Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments

based on the ratio between the then-current dividends due on the shares of the Series JJ Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series JJ Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series JJ Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series JJ Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series JJ Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or other distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series JJ Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series JJ Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series JJ Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series JJ Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series JJ Preferred Stock or, in the case of capital stock ranking on a parity with the Series JJ Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series JJ Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series JJ Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series JJ Preferred Stock and such capital stock ranking on a parity with the Series JJ Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series JJ Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series JJ Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series JJ Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing will not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series JJ Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series JJ Preferred Stock will not be entitled to participate in those dividends.

3. Liquidation Preference.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series JJ Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series JJ Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series JJ Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series JJ Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series JJ Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series JJ Preferred Stock are not paid in full, the holders of the shares of the Series JJ Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series JJ Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series JJ Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series JJ Preferred Stock have not been paid for an aggregate of six or more Dividend Periods, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series JJ Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock (as defined below) outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the *"Preferred Directors"* and each a *"Preferred Director"*) to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series JJ Preferred Stock for at least four consecutive Dividend Periods at which time such right shall terminate, except as expressly provided herein or by law,

subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series JJ Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of the Series JJ Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series JJ Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series JJ Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series JJ Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series JJ Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series JJ Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series JJ Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series JJ Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series JJ Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series JJ Preferred Stock (a) remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series JJ Preferred Stock in each case shall not be deemed to adversely affect the powers, preferences or special rights of the Series JJ Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series JJ Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series JJ Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series JJ Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem, out of assets legally available therefor, the Series JJ Preferred Stock on any Dividend Payment Date on or after June 1, 2026, in whole at any time or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series JJ Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series JJ Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series JJ Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series JJ Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series JJ Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series JJ Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series JJ Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series JJ Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series JJ Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series JJ Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series JJ Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series JJ Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series JJ Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series JJ Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series JJ Preferred Stock at the time outstanding, the shares of the Series JJ Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series JJ Preferred Stock in proportion to the number of Series JJ Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series JJ Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so

deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series JJ Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series JJ Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series JJ Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series JJ Preferred Stock (and as used herein, the term *"senior to the Series JJ Preferred Stock"* and like terms refer to any class or series of capital stock that ranks senior to the Series JJ Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series JJ Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series JJ Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series JJ Preferred Stock (and as used herein, the term *"Parity Preferred Stock,"* and "*on a parity with the Series JJ Preferred Stock*" and like terms refer to any class or series of capital stock that ranks on a parity with the shares of the Series JJ Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series JJ Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series JJ Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term *"junior to the Series JJ Preferred Stock"* and like terms refer to the common stock and any other class or series of capital stock over which the Series JJ Preferred Stock has preference or priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series JJ Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, 6.10% Non-Cumulative Preferred Stock, Series AA, 6.15% Non-Cumulative Preferred Stock, Series BB, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, 5.75% Non-Cumulative Preferred Stock, Series DD, 6.00% Non-Cumulative Preferred Stock, Series EE, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, 4.75% Non-Cumulative Preferred Stock, Series GG, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series HH and Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series II.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand as of this 16th day of March, 2021.

JPMORGAN CHASE & CO.

By: Stephen B. Grant

Name: Stephen B. Grant
Title: Assistant Corporate Secretary

Exhibit G

3.65% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series KK

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 05/11/2021
FILED 05:00 PM 05/11/2021
SR 20211715975 - File Number 691011

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE 3.65% FIXED-RATE RESET NON-CUMULATIVE PREFERRED STOCK, SERIES KK (\$10,000.00 liquidation preference per share)

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value \$1.00 per share, with a liquidation preference, in the aggregate, of \$2,000,000,000, on the following terms and with the following designations, powers, preferences and rights:

1. Designation and Amount. The series of preferred stock, par value \$1.00 per share, shall be designated as the "3.65% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series KK" (the "*Series KK Preferred Stock*"). The Series KK Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series KK Preferred Stock shall be 200,000 shares.

2. Dividends.

(a) Holders of the Series KK Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of \$10,000 per share of the Series KK Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series KK Preferred Stock, quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2021 (each such day on which dividends are payable a "*Dividend Payment Date*").

Dividends on each share of the Series KK Preferred Stock shall accrue from the original issue date at a rate equal to (i) 3.65% per annum on the liquidation preference of $10,000 per share, for each Dividend Period (as defined below) from the original issue date of the Series KK Preferred Stock to, but excluding, June 1, 2026 (the "*First Reset Date*") and (ii) thereafter, the Treasury Rate (as defined below) as of the most recent Reset Dividend Determination Date (as defined below) plus a spread of 2.85% per annum for each Dividend Period from and including the First Reset Date to, but excluding, the redemption date of the Series KK Preferred Stock, if any. The amount of dividends payable on the Series KK Preferred Stock shall be calculated on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from those calculations shall be rounded to the nearest cent, with one-half cent being rounded upward.

The dividend rate for each Reset Period (as defined below) shall be determined by the Calculation Agent (as defined below) by adding the Treasury Rate, determined as of the relevant Reset Dividend Determination Date for such Reset Period as provided below, to the applicable spread of 2.85% per annum.

For the purpose of calculating the dividend rate for each Reset Period, the "*Treasury Rate*" shall be the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days (as defined below) immediately preceding the Reset Dividend Determination Date for that Reset Period, appearing under the caption "Treasury Constant Maturities" in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any Reset Dividend Determination Date, as determined by the Calculation Agent; provided that if no such calculation can be determined as described above, then:

(x) if the Calculation Agent determines that the Treasury Rate has not been discontinued, then the Calculation Agent shall use for such Reset Period a substitute base rate that it has determined is most comparable to the Treasury Rate; or

(y) if the Calculation Agent determines that the Treasury Rate has been discontinued, then the Calculation Agent shall use for such Reset Period and each successive Reset Period a substitute or successor base rate that it has determined is most comparable to the Treasury Rate; provided that, if the Calculation Agent determines there is an industry-accepted successor base rate to the Treasury Rate, then the Calculation Agent shall use such successor base rate.

If the Calculation Agent has determined a substitute or successor base rate in accordance with clause (y) above but no calculation with respect to such substitute or successor base rate can be determined as of any subsequent Reset Dividend Determination Date, then a new substitute or successor base rate shall be determined as set forth in clause (x) or clause (y) above, as applicable, as if the previously-determined substitute or successor base rate was the Treasury Rate. If the Calculation Agent has determined a substitute or successor base rate, then the Calculation Agent shall apply any technical, administrative or operational changes that the Corporation determines (including changes to the definitions of "Dividend Period", "Reset Period", "Reset Date" (as defined below) and "Reset Dividend Determination Date", timing and frequency of determining

rates with respect to each Reset Period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) for calculating such substitute or successor base rate in a manner that is consistent with market practice for such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Treasury Rate; provided that, if the Corporation decides that adoption of any portion of such market practice is not administratively feasible or if the Corporation determines that no market practice for use of the substitute or successor base rate exists, the Calculation Agent shall apply any such changes for calculating such substitute or successor base rate in such other manner as the Corporation determines is reasonably necessary.

Absent manifest error, the Calculation Agent's determination of the dividend rate for a Dividend Period for the Series KK Preferred Stock shall be binding and conclusive on the holders of the Series KK Preferred Stock, the transfer agent for the Series KK Preferred Stock and the Corporation. The Calculation Agent's determination of any dividend rate, its calculation of dividends for any Dividend Period and any technical, administrative or operational changes that the Corporation determines for calculating any substitute or successor base rate, shall be maintained on file at the principal offices of the Corporation and shall be made available to any stockholder upon request.

Each dividend on the Series KK Preferred Stock shall be paid to the holders of record of the shares of the Series KK Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors. In the event that any Dividend Payment Date falls on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement.

For purposes hereof:

(i) A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed;

(ii) "*Calculation Agent*" shall mean such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as Calculation Agent for the Series KK Preferred Stock;

(iii) The period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series KK Preferred Stock to, but excluding, the next Dividend Payment Date;

(iv) A "*Reset Date*" shall mean the First Reset Date and each subsequent date falling on the fifth anniversary of the preceding Reset Date, and if any Reset Date, including the First

Reset Date, falls on a day that is not a Business Day, such Reset Date shall not be adjusted to a day that is a Business Day;

(v) A "*Reset Dividend Determination Date*" shall mean, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period; and

(vi) A "*Reset Period*" shall mean initially the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

(b) Dividends on shares of the Series KK Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series KK Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series KK Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series KK Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series KK Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series KK Preferred Stock for any period unless full dividends on the shares of the Series KK Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series KK Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series KK Preferred Stock, all dividends declared and paid upon the shares of the Series KK Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series KK Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then-current dividends due on the shares of the Series KK Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series KK Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series KK Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series KK Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series KK Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or

other distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series KK Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series KK Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series KK Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series KK Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series KK Preferred Stock or, in the case of capital stock ranking on a parity with the Series KK Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series KK Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series KK Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series KK Preferred Stock and such capital stock ranking on a parity with the Series KK Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series KK Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series KK Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series KK Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing shall not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series KK Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series KK Preferred Stock shall not be entitled to participate in those dividends.

3. Liquidation Preference.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series KK Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series KK Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series KK Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series KK Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series KK Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series KK Preferred Stock are not paid in full, the holders of the shares of the Series KK Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series KK Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series KK Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series KK Preferred Stock have not been paid for an aggregate of six or more Dividend Periods, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series KK Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock (as defined below) outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the *"Preferred Directors"* and each a *"Preferred Director"*) to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series KK Preferred Stock for at least four consecutive Dividend Periods at which time such right shall terminate, except as expressly provided herein or by law, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series KK Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of the Series KK Preferred Stock voting together as a

class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series KK Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series KK Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series KK Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series KK Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series KK Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series KK Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series KK Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series KK Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series KK Preferred Stock (a) remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series KK Preferred Stock in each case shall not be deemed to adversely affect the powers, preferences or special rights of the Series KK Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series KK Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series KK Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series KK Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of assets legally available therefor the Series KK Preferred Stock on any Dividend Payment Date on or after June 1, 2026, in whole at any time or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series KK Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series KK Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series KK Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series KK Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series KK Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series KK Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series KK Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series KK Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series KK Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series KK Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 5 days and not more than 60 days before the date fixed for

redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series KK Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series KK Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series KK Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series KK Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series KK Preferred Stock at the time outstanding, the shares of the Series KK Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series KK Preferred Stock in proportion to the number of Series KK Preferred Stock held by such holders, by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series KK Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series KK Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series KK Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series KK Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series KK Preferred Stock (and as used herein, the term *"senior to the Series KK Preferred Stock"* and like terms refer to any class or series of capital stock that ranks senior to the Series KK Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series KK Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series KK Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series KK Preferred Stock (and as used herein, the term *"Parity Preferred Stock,"* and "*on a parity with the Series KK Preferred Stock*" and like terms refer to any class or series of capital stock that ranks on a parity with the shares of the Series KK Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series KK Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series KK Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term *"junior to the Series KK Preferred Stock"* and like terms refer to the common stock and any other class or series of capital stock over which the Series KK Preferred Stock has preference or priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series KK Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, 6.10% Non-Cumulative Preferred Stock, Series AA, 6.15% Non-Cumulative Preferred Stock, Series BB, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, 5.75% Non-Cumulative Preferred Stock, Series DD, 6.00% Non-Cumulative Preferred Stock, Series EE, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, 4.75% Non-Cumulative Preferred Stock, Series GG, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series HH, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series II and 4.55% Non-Cumulative Preferred Stock, Series JJ.

9. Determinations and Decisions. The Corporation and the Calculation Agent are expressly authorized to make certain determinations and decisions hereunder with respect to technical, administrative and operational matters relating to any use of a substitute or successor base rate for the Treasury Rate. Any determination or decision that may be made by the Corporation or by the Calculation Agent with respect to technical, administrative and operational matters relating to any use of a substitute or successor base rate for the Treasury Rate, including any determination with respect to a rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) shall be conclusive and binding absent manifest error; (ii) if made by the Corporation, shall be made in its sole discretion; (iii) if made by the Calculation Agent, shall be made after consultation with the Corporation, and the Calculation Agent shall not make any such determination or decision to which the Corporation reasonably objects; and (iv) notwithstanding anything to the contrary herein, shall become effective without consent from the holders of the Series KK Preferred Stock or any other party. If the Calculation Agent fails to make any determination or decision that it is required to make hereunder with respect to technical, administrative and operational matters relating to any use of a substitute or successor base rate for the Treasury Rate, then the Corporation shall make that determination or decision on the same basis as described above.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand as of this 11th day of May, 2021.

JPMORGAN CHASE & CO.

By: Stephen B. Grant

Name: Stephen B. Grant

Title: Assistant Corporate Secretary

Exhibit H

4.625% Non-Cumulative Preferred Stock, Series LL

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 05/19/2021
FILED 05:00 PM 05/19/2021
SR 20211907547 - File Number 691011

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE 4.625% NON-CUMULATIVE PREFERRED STOCK, SERIES LL ($10,000.00 liquidation preference per share)

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value $1.00 per share, with a liquidation preference, in the aggregate, of $1,850,000,000, on the following terms and with the following designations, powers, preferences and rights:

1. Designation and Amount. The series of preferred stock, par value $1.00 per share, shall be designated as the "4.625% Non-Cumulative Preferred Stock, Series LL" (the "*Series LL Preferred Stock*"). The Series LL Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series LL Preferred Stock shall be 185,000 shares.

2. Dividends.

(a) Holders of the Series LL Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of the Series LL Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series LL Preferred Stock, quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2021 (each such day on which dividends are payable a "*Dividend Payment Date*"). In the event that any Dividend Payment Date falls on a day that is not a Business Day (as defined below), the dividend payment due on that date shall be postponed to the next day that is a Business Day and

no additional dividends shall accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series LL Preferred Stock to, but excluding, the next Dividend Payment Date.

Dividends on each share of the Series LL Preferred Stock shall accrue from the original issue date at a rate equal to 4.625% per annum on the liquidation preference of $10,000 per share, for each Dividend Period.

Each such dividend shall be paid to the holders of record of the shares of the Series LL Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors. The amount of dividends payable shall be calculated on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

(b) Dividends on shares of the Series LL Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series LL Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series LL Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series LL Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series LL Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series LL Preferred Stock for any period unless full dividends on the shares of the Series LL Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series LL Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series LL Preferred Stock, all dividends declared and paid upon the shares of the Series LL Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series LL Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments

based on the ratio between the then-current dividends due on the shares of the Series LL Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series LL Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series LL Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series LL Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series LL Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or other distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series LL Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series LL Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series LL Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series LL Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series LL Preferred Stock or, in the case of capital stock ranking on a parity with the Series LL Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series LL Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series LL Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series LL Preferred Stock and such capital stock ranking on a parity with the Series LL Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series LL Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series LL Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series LL Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing will not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series LL Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series LL Preferred Stock will not be entitled to participate in those dividends.

3. Liquidation Preference.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series LL Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series LL Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series LL Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series LL Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series LL Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series LL Preferred Stock are not paid in full, the holders of the shares of the Series LL Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series LL Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series LL Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series LL Preferred Stock have not been paid for an aggregate of six or more Dividend Periods, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series LL Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock (as defined below) outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the "*Preferred Directors*" and each a "*Preferred Director*") to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series LL Preferred Stock for at least four consecutive Dividend Periods at which time such right shall terminate, except as expressly

provided herein or by law, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series LL Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of the Series LL Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series LL Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series LL Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series LL Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series LL Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series LL Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series LL Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series LL Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series LL Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series LL Preferred Stock (a) remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series LL Preferred Stock in each case shall not be deemed to adversely affect the powers, preferences or special rights of the Series LL Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series LL Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series LL Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series LL Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem, out of assets legally available therefor, the Series LL Preferred Stock on any Dividend Payment Date on or after June 1, 2026, in whole at any time or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series LL Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series LL Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series LL Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series LL Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series LL Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series LL Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series LL Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series LL Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series LL Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series LL Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series LL Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series LL Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series LL Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series LL Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series LL Preferred Stock at the time outstanding, the shares of the Series LL Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series LL Preferred Stock in proportion to the number of Series LL Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series LL Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so

deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series LL Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series LL Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series LL Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series LL Preferred Stock (and as used herein, the term *"senior to the Series LL Preferred Stock"* and like terms refer to any class or series of capital stock that ranks senior to the Series LL Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series LL Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series LL Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series LL Preferred Stock (and as used herein, the term *"Parity Preferred Stock,"* and "*on a parity with the Series LL Preferred Stock*" and like terms refer to any class or series of capital stock that ranks on a parity with the shares of the Series LL Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series LL Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series LL Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term *"junior to the Series LL Preferred Stock"* and like terms refer to the common stock and any other class or series of capital stock over which the Series LL Preferred Stock has preference or priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series LL Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, 6.10% Non-Cumulative Preferred Stock, Series AA, 6.15% Non-Cumulative Preferred Stock, Series BB, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, 5.75% Non-Cumulative Preferred Stock, Series DD, 6.00% Non-Cumulative Preferred Stock, Series EE, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, 4.75% Non-Cumulative Preferred Stock, Series GG, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series HH, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series II, 4.55% Non-Cumulative Preferred Stock, Series JJ and 3.65% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series KK.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand as of this 19th day of May, 2021.

JPMORGAN CHASE & CO.

By: Stephen B. Grant

Name: Stephen B. Grant
Title: Assistant Corporate Secretary

Exhibit I

4.20% Non-Cumulative Preferred Stock, Series MM

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 07/28/2021
FILED 05:00 PM 07/28/2021
SR 20212829099 - File Number 691011

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE 4.20% NON-CUMULATIVE PREFERRED STOCK, SERIES MM (\$10,000.00 liquidation preference per share)

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value \$1.00 per share, with a liquidation preference, in the aggregate, of \$2,000,000,000, on the following terms and with the following designations, powers, preferences and rights:

1. Designation and Amount. The series of preferred stock, par value \$1.00 per share, shall be designated as the "4.20% Non-Cumulative Preferred Stock, Series MM" (the "*Series MM Preferred Stock*"). The Series MM Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series MM Preferred Stock shall be 200,000 shares.

2. Dividends.

(a) Holders of the Series MM Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of \$10,000 per share of the Series MM Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series MM Preferred Stock, quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2021 (each such day on which dividends are payable a "*Dividend Payment Date*"). In the event that any Dividend Payment Date falls on a day that is not a Business Day (as defined below), the dividend payment due on that date shall be postponed to the next day that is a Business Day and

no additional dividends shall accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series MM Preferred Stock to, but excluding, the next Dividend Payment Date.

Dividends on each share of the Series MM Preferred Stock shall accrue from the original issue date at a rate equal to 4.20% per annum on the liquidation preference of $10,000 per share, for each Dividend Period.

Each such dividend shall be paid to the holders of record of the shares of the Series MM Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors. The amount of dividends payable shall be calculated on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

(b) Dividends on shares of the Series MM Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series MM Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series MM Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series MM Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series MM Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series MM Preferred Stock for any period unless full dividends on the shares of the Series MM Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series MM Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series MM Preferred Stock, all dividends declared and paid upon the shares of the Series MM Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series MM Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments

based on the ratio between the then-current dividends due on the shares of the Series MM Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series MM Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series MM Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series MM Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series MM Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or other distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series MM Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series MM Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series MM Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series MM Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series MM Preferred Stock or, in the case of capital stock ranking on a parity with the Series MM Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series MM Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series MM Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series MM Preferred Stock and such capital stock ranking on a parity with the Series MM Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series MM Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series MM Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series MM Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing will not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series MM Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series MM Preferred Stock will not be entitled to participate in those dividends.

3. Liquidation Preference.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series MM Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series MM Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series MM Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series MM Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series MM Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series MM Preferred Stock are not paid in full, the holders of the shares of the Series MM Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series MM Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series MM Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series MM Preferred Stock have not been paid for an aggregate of six or more Dividend Periods, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series MM Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock (as defined below) outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the *"Preferred Directors"* and each a *"Preferred Director"*) to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series MM Preferred Stock for at least four consecutive Dividend Periods at which time such right shall terminate, except as expressly

provided herein or by law, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series MM Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of the Series MM Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series MM Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series MM Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series MM Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series MM Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series MM Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series MM Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series MM Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series MM Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series MM Preferred Stock (a) remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series MM Preferred Stock in each case shall not be deemed to adversely affect the powers, preferences or special rights of the Series MM Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series MM Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series MM Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series MM Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem, out of assets legally available therefor, the Series MM Preferred Stock on any Dividend Payment Date on or after September 1, 2026, in whole at any time or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series MM Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series MM Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series MM Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series MM Preferred Stock called for redemption up to the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series MM Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series MM Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series MM Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series MM Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series MM Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series MM Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series MM Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series MM Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series MM Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series MM Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series MM Preferred Stock at the time outstanding, the shares of the Series MM Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series MM Preferred Stock in proportion to the number of Series MM Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series MM Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so

deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series MM Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series MM Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series MM Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series MM Preferred Stock (and as used herein, the term *"senior to the Series MM Preferred Stock"* and like terms refer to any class or series of capital stock that ranks senior to the Series MM Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series MM Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series MM Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series MM Preferred Stock (and as used herein, the term *"Parity Preferred Stock,"* and "*on a parity with the Series MM Preferred Stock*" and like terms refer to any class or series of capital stock that ranks on a parity with the shares of the Series MM Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series MM Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series MM Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term *"junior to the Series MM Preferred Stock"* and like terms refer to the common stock and any other class or series of capital stock over which the Series MM Preferred Stock has preference or priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series MM Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, 5.75% Non-Cumulative Preferred Stock, Series DD, 6.00% Non-Cumulative Preferred Stock, Series EE, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, 4.75% Non-Cumulative Preferred Stock, Series GG, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series HH, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series II, 4.55% Non-Cumulative Preferred Stock, Series JJ, 3.65% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series KK and 4.625% Non-Cumulative Preferred Stock, Series LL.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand as of this 28th day of July, 2021.

JPMORGAN CHASE & CO.

By: Stephen B. Grant

Name: Stephen B. Grant

Title: Assistant Corporate Secretary

Exhibit J

6.875% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series NN

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 03/11/2024
FILED 05:00 PM 03/11/2024
SR 20240958215 - File Number 691011

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE 6.875% FIXED-RATE RESET NON-CUMULATIVE PREFERRED STOCK, SERIES NN (\$10,000.00 liquidation preference per share)

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value \$1.00 per share, with a liquidation preference, in the aggregate, of \$2,500,000,000, on the following terms and with the following designations, powers, preferences and rights:

1. Designation and Amount. The series of preferred stock, par value \$1.00 per share, shall be designated as the "6.875% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series NN" (the "*Series NN Preferred Stock*"). The Series NN Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series NN Preferred Stock shall be 250,000 shares.

2. Dividends.

(a) Holders of the Series NN Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of \$10,000 per share of the Series NN Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series NN Preferred Stock, quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2024 (each such day on which dividends are payable a "*Dividend Payment Date*").

Dividends on each share of the Series NN Preferred Stock shall accrue from the original issue date at a rate equal to (i) 6.875% per annum on the liquidation preference of $10,000 per share, for each Dividend Period (as defined below) from the original issue date of the Series NN Preferred Stock to, but excluding, June 1, 2029 (the "*First Reset Date*") and (ii) thereafter, the Treasury Rate (as defined below) as of the most recent Reset Dividend Determination Date (as defined below) plus a spread of 2.737% per annum for each Dividend Period from and including the First Reset Date to, but excluding, the redemption date of the Series NN Preferred Stock, if any. The amount of dividends payable on the Series NN Preferred Stock shall be calculated on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from those calculations shall be rounded to the nearest cent, with one-half cent being rounded upward.

The dividend rate for each Reset Period (as defined below) shall be determined by the Calculation Agent (as defined below) by adding the Treasury Rate, determined as of the relevant Reset Dividend Determination Date for such Reset Period as provided below, to the applicable spread of 2.737% per annum.

For the purpose of calculating the dividend rate for each Reset Period, the "*Treasury Rate*" shall be the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days (as defined below) immediately preceding the Reset Dividend Determination Date for that Reset Period, appearing under the caption "Treasury Constant Maturities" in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any Reset Dividend Determination Date, as determined by the Calculation Agent; provided that if no such calculation can be determined as described above, then:

(x) if the Calculation Agent determines that the Treasury Rate has not been discontinued, then the Calculation Agent shall use for such Reset Period a substitute base rate that it has determined is most comparable to the Treasury Rate; or

(y) if the Calculation Agent determines that the Treasury Rate has been discontinued, then the Calculation Agent shall use for such Reset Period and each successive Reset Period a substitute or successor base rate that it has determined is most comparable to the Treasury Rate; provided that, if the Calculation Agent determines there is an industry-accepted successor base rate to the Treasury Rate, then the Calculation Agent shall use such successor base rate.

If the Calculation Agent has determined a substitute or successor base rate in accordance with clause (y) above but no calculation with respect to such substitute or successor base rate can be determined as of any subsequent Reset Dividend Determination Date, then a new substitute or successor base rate shall be determined as set forth in clause (x) or clause (y) above, as applicable, as if the previously-determined substitute or successor base rate was the Treasury Rate. If the Calculation Agent has determined a substitute or successor base rate, then the Calculation Agent shall apply any technical, administrative or operational changes that the Corporation determines (including changes to the definitions of "Dividend Period", "Reset Period", "Reset Date" (as defined below) and "Reset Dividend Determination Date", timing and frequency of determining

rates with respect to each Reset Period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) for calculating such substitute or successor base rate in a manner that is consistent with market practice for such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Treasury Rate; provided that, if the Corporation decides that adoption of any portion of such market practice is not administratively feasible or if the Corporation determines that no market practice for use of the substitute or successor base rate exists, the Calculation Agent shall apply any such changes for calculating such substitute or successor base rate in such other manner as the Corporation determines is reasonably necessary.

Absent manifest error, the Calculation Agent's determination of the dividend rate for a Dividend Period for the Series NN Preferred Stock shall be binding and conclusive on the holders of the Series NN Preferred Stock, the transfer agent for the Series NN Preferred Stock and the Corporation. The Calculation Agent's determination of any dividend rate, its calculation of dividends for any Dividend Period and any technical, administrative or operational changes that the Corporation determines for calculating any substitute or successor base rate, shall be maintained on file at the principal offices of the Corporation and shall be made available to any stockholder upon request.

Each dividend on the Series NN Preferred Stock shall be paid to the holders of record of the shares of the Series NN Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or a duly authorized committee of the Board of Directors. In the event that any Dividend Payment Date falls on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement.

For purposes hereof:

(i) A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed;

(ii) "*Calculation Agent*" shall mean such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as Calculation Agent for the Series NN Preferred Stock;

(iii) The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series NN Preferred Stock to, but excluding, the first Dividend Payment Date;

(iv) A "*Reset Date*" shall mean the First Reset Date and each subsequent date falling on the fifth anniversary of the preceding Reset Date, and if any Reset Date,

including the First Reset Date, falls on a day that is not a Business Day, such Reset Date shall not be adjusted to a day that is a Business Day;

(v) A "*Reset Dividend Determination Date*" shall mean, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period; and

(vi) A "*Reset Period*" shall mean initially the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

(b) Dividends on shares of the Series NN Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series NN Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series NN Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series NN Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series NN Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series NN Preferred Stock for any period unless full dividends on the shares of the Series NN Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series NN Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series NN Preferred Stock, all dividends declared and paid upon the shares of the Series NN Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series NN Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then-current dividends due on the shares of the Series NN Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series NN Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series NN Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series NN Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series NN Preferred Stock as to dividends and upon liquidation, dissolution or winding-up)

shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or other distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series NN Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series NN Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series NN Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series NN Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series NN Preferred Stock or, in the case of capital stock ranking on a parity with the Series NN Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series NN Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series NN Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series NN Preferred Stock and such capital stock ranking on a parity with the Series NN Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series NN Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series NN Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series NN Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing shall not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series NN Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series NN Preferred Stock shall not be entitled to participate in those dividends.

3. Liquidation Preference.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series NN Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series NN Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series NN Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series NN Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series NN Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series NN Preferred Stock are not paid in full, the holders of the shares of the Series NN Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series NN Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series NN Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series NN Preferred Stock have not been paid for an aggregate of six or more Dividend Periods, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series NN Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock (as defined below) outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the "*Preferred Directors*" and each a "*Preferred Director*") to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series NN Preferred Stock for at least four consecutive Dividend Periods at which time such right shall terminate, except as expressly provided herein or by law, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series NN Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of the Series NN Preferred Stock voting together as a

class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series NN Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series NN Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series NN Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series NN Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series NN Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series NN Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series NN Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series NN Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series NN Preferred Stock (a) remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series NN Preferred Stock in each case shall not be deemed to adversely affect the powers, preferences or special rights of the Series NN Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series NN Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series NN Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series NN Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem, out of assets legally available therefor, the Series NN Preferred Stock on any Dividend Payment Date on or after June 1, 2029, in whole at any time or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series NN Preferred Stock called for redemption up to, but excluding, the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series NN Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series NN Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series NN Preferred Stock called for redemption up to, but excluding, the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series NN Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series NN Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series NN Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series NN Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series NN Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series NN Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.

Such mailing shall be at least 5 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series NN Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series NN Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series NN Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series NN Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series NN Preferred Stock at the time outstanding, the shares of the Series NN Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series NN Preferred Stock in proportion to the number of Series NN Preferred Stock held by such holders, by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series NN Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount

equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series NN Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series NN Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series NN Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series NN Preferred Stock (and as used herein, the term *"senior to the Series NN Preferred Stock"* and like terms refer to any class or series of capital stock that ranks senior to the Series NN Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series NN Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series NN Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series NN Preferred Stock (and as used herein, the term *"Parity Preferred Stock,"* and "*on a parity with the Series NN Preferred Stock*" and like terms refer to any class or series of capital stock that ranks on a parity with the shares of the Series NN Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series NN Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series NN Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term *"junior to the Series NN Preferred Stock"* and like terms refer to the common stock and any other class or series of capital stock over which the Series NN Preferred Stock has preference or

priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series NN Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Q, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series R, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, 5.75% Non-Cumulative Preferred Stock, Series DD, 6.00% Non-Cumulative Preferred Stock, Series EE, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, 4.75% Non-Cumulative Preferred Stock, Series GG, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series HH, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series II, 4.55% Non-Cumulative Preferred Stock, Series JJ, 3.65% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series KK, 4.625% Non-Cumulative Preferred Stock, Series LL and 4.20% Non-Cumulative Preferred Stock, Series MM.

9. Determinations and Decisions. The Corporation and the Calculation Agent are expressly authorized to make certain determinations and decisions hereunder with respect to technical, administrative and operational matters relating to any use of a substitute or successor base rate for the Treasury Rate. Any determination or decision that may be made by the Corporation or by the Calculation Agent with respect to technical, administrative and operational matters relating to any use of a substitute or successor base rate for the Treasury Rate, including any determination with respect to a rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) shall be conclusive and binding absent manifest error; (ii) if made by the Corporation, shall be made in its sole discretion; (iii) if made by the Calculation Agent, shall be made after consultation with the Corporation, and the Calculation Agent shall not make any such determination or decision to which the Corporation reasonably objects; and (iv) notwithstanding anything to the contrary herein, shall become effective without consent from the holders of the Series NN Preferred Stock or any other party. If the Calculation Agent fails to make any determination or decision that it is required to make hereunder with respect to technical, administrative and operational matters relating to any use of a substitute or successor base rate for the Treasury Rate, then the Corporation shall make that determination or decision on the same basis as described above.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand as of this 11th day of March, 2024.

JPMORGAN CHASE & CO.

By: /s/ Stephen B. Grant
Name: Stephen B. Grant
Title: Assistant Corporate Secretary

Exhibit K

6.500% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series OO

CERTIFICATE OF DESIGNATIONS, POWERS,
PREFERENCES AND RIGHTS
OF THE
6.500% FIXED-RATE RESET NON-CUMULATIVE PREFERRED STOCK, SERIES OO
($10,000.00 liquidation preference per share)

OF

JPMORGAN CHASE & CO.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

JPMORGAN CHASE & CO., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Stock Committee of the Board of Directors of the Corporation (the "Board of Directors") in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and pursuant to the authority duly delegated to the Stock Committee by the Board of Directors:

RESOLVED, that the Corporation be, and hereby is, authorized to issue a new series of its preferred stock, par value $1.00 per share, with a liquidation preference, in the aggregate, of $3,000,000,000, on the following terms and with the following designations, powers, preferences and rights:

1. Designation and Amount. The series of preferred stock, par value $1.00 per share, shall be designated as the "6.500% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series OO" (the "*Series OO Preferred Stock*"). The Series OO Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series OO Preferred Stock shall be 300,000 shares.

2. Dividends.

(a) Holders of the Series OO Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, out of assets legally available for payment, non-cumulative cash dividends based on the liquidation preference of $10,000 per share of the Series OO Preferred Stock.

If declared by the Board of Directors or any duly authorized committee of the Board of Directors, the Corporation shall pay dividends on the Series OO Preferred Stock, quarterly in arrears, on January 1, April 1, July 1 and October 1 of each year, beginning on April 1, 2025 (each such day on which dividends are payable a "*Dividend Payment Date*").

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 02/03/2025
FILED 05:00 PM 02/03/2025
SR 20250366217 - File Number 691011

Dividends on each share of the Series OO Preferred Stock shall accrue from the original issue date at a rate equal to (i) 6.500% per annum on the liquidation preference of $10,000 per share, for each Dividend Period (as defined below) from the original issue date of the Series OO Preferred Stock to, but excluding, April 1, 2030 (the "*First Reset Date*") and (ii) thereafter, the Treasury Rate (as defined below) as of the most recent Reset Dividend Determination Date (as defined below) plus a spread of 2.152% per annum for each Dividend Period from and including the First Reset Date to, but excluding, the redemption date of the Series OO Preferred Stock, if any. The amount of dividends payable on the Series OO Preferred Stock shall be calculated on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from those calculations shall be rounded to the nearest cent, with one-half cent being rounded upward.

The dividend rate for each Reset Period (as defined below) shall be determined by the Calculation Agent (as defined below) by adding the Treasury Rate, determined as of the relevant Reset Dividend Determination Date for such Reset Period as provided below, to the applicable spread of 2.152% per annum.

For the purpose of calculating the dividend rate for each Reset Period, the "*Treasury Rate*" shall be the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days (as defined below) immediately preceding the Reset Dividend Determination Date for that Reset Period, appearing under the caption "Treasury Constant Maturities" in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any Reset Dividend Determination Date, as determined by the Calculation Agent; provided that if no such calculation can be determined as described above, then:

(x) if the Calculation Agent determines that the Treasury Rate has not been discontinued, then the Calculation Agent shall use for such Reset Period a substitute base rate that it has determined is most comparable to the Treasury Rate; or

(y) if the Calculation Agent determines that the Treasury Rate has been discontinued, then the Calculation Agent shall use for such Reset Period and each successive Reset Period a substitute or successor base rate that it has determined is most comparable to the Treasury Rate; provided that, if the Calculation Agent determines there is an industry-accepted successor base rate to the Treasury Rate, then the Calculation Agent shall use such successor base rate.

If the Calculation Agent has determined a substitute or successor base rate in accordance with clause (y) above but no calculation with respect to such substitute or successor base rate can be determined as of any subsequent Reset Dividend Determination Date, then a new substitute or successor base rate shall be determined as set forth in clause (x) or clause (y) above, as applicable, as if the previously-determined substitute or successor base rate was the Treasury Rate. If the Calculation Agent has determined a substitute or successor base rate, then the Calculation Agent shall apply any technical, administrative or operational changes that the Corporation determines (including changes to the definitions of "Dividend Period", "Reset Period", "Reset Date" (as defined below) and "Reset Dividend Determination Date", timing and frequency of determining

rates with respect to each Reset Period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) for calculating such substitute or successor base rate in a manner that is consistent with market practice for such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Treasury Rate; provided that, if the Corporation decides that adoption of any portion of such market practice is not administratively feasible or if the Corporation determines that no market practice for use of the substitute or successor base rate exists, the Calculation Agent shall apply any such changes for calculating such substitute or successor base rate in such other manner as the Corporation determines is reasonably necessary.

Absent manifest error, the Calculation Agent's determination of the dividend rate for a Dividend Period for the Series OO Preferred Stock shall be binding and conclusive on the holders of the Series OO Preferred Stock, the transfer agent for the Series OO Preferred Stock and the Corporation. The Calculation Agent's determination of any dividend rate, its calculation of dividends for any Dividend Period and any technical, administrative or operational changes that the Corporation determines for calculating any substitute or successor base rate, shall be maintained on file at the principal offices of the Corporation and shall be made available to any stockholder upon request.

Each dividend on the Series OO Preferred Stock shall be paid to the holders of record of the shares of the Series OO Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or a duly authorized committee of the Board of Directors. In the event that any Dividend Payment Date falls on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement.

For purposes hereof:

(i) A "*Business Day*" shall mean any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed;

(ii) "*Calculation Agent*" shall mean such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as Calculation Agent for the Series OO Preferred Stock;

(iii) The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is referred to herein as a "*Dividend Period*", provided that the initial Dividend Period shall be the period from and including the original issue date of the Series OO Preferred Stock to, but excluding, the first Dividend Payment Date;

(iv) A "*Reset Date*" shall mean the First Reset Date and each subsequent date falling on the fifth anniversary of the preceding Reset Date, and if any Reset Date,

including the First Reset Date, falls on a day that is not a Business Day, such Reset Date shall not be adjusted to a day that is a Business Day;

(v) A "*Reset Dividend Determination Date*" shall mean, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period; and

(vi) A "*Reset Period*" shall mean initially the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

(b) Dividends on shares of the Series OO Preferred Stock shall be non-cumulative. To the extent that any dividends on shares of the Series OO Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of shares of the Series OO Preferred Stock shall have no right to receive, accrued and unpaid dividends for such Dividend Period on or after the Dividend Payment Date for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series OO Preferred Stock or for any future dividend period with respect to any other series of preferred stock or the common stock. The Corporation shall not pay interest or any sum of money instead of interest in respect of any dividend that is not declared, or if declared is not paid, on the Series OO Preferred Stock.

(c) No full dividends shall be declared or paid or set aside for payment on preferred stock of any series ranking as to dividends on a parity with or junior to the Series OO Preferred Stock for any period unless full dividends on the shares of the Series OO Preferred Stock for the most recently completed Dividend Period have been or contemporaneously are declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for such payment). When dividends are not paid in full as aforesaid upon the shares of the Series OO Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series OO Preferred Stock, all dividends declared and paid upon the shares of the Series OO Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series OO Preferred Stock shall be declared and paid pro rata. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then-current dividends due on the shares of the Series OO Preferred Stock and (i) in the case of any series of non-cumulative preferred stock ranking on a parity as to dividends with the Series OO Preferred Stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative preferred stock ranking on a parity as to dividends with the Series OO Preferred Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

(d) So long as any shares of the Series OO Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other capital stock ranking junior to the Series OO Preferred Stock as to dividends and upon liquidation, dissolution or winding-up)

shall be declared or paid or a sum sufficient for the payment thereof set aside for such payment or other distribution declared or made upon the common stock or upon any other capital stock ranking junior to the Series OO Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, and (ii) no common stock or other capital stock ranking junior to or on a parity with the Series OO Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such capital stock) by the Corporation (except (1) by conversion into or exchange for capital stock ranking junior to the Series OO Preferred Stock, (2) as a result of reclassification into capital stock ranking junior to the Series OO Preferred Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of shares of capital stock ranking junior to the Series OO Preferred Stock or, in the case of capital stock ranking on a parity with the Series OO Preferred Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of capital stock ranking on a parity with the Series OO Preferred Stock, (4) in the case of capital stock ranking on a parity with the Series OO Preferred Stock, pursuant to pro rata offers to purchase all or a pro rata portion of the shares of the Series OO Preferred Stock and such capital stock ranking on a parity with the Series OO Preferred Stock, (5) in connection with the satisfaction of the Corporation's obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the most recently completed Dividend Period, or (6) any purchase, redemption or other acquisition of capital stock ranking junior to the Series OO Preferred Stock pursuant to any employee, consultant or director incentive or benefit plans or arrangements of the Corporation or any of its subsidiaries (including any employment, severance or consulting arrangements) adopted before or after the issuance of the Series OO Preferred Stock), unless, in each case, full dividends on all outstanding shares of the Series OO Preferred Stock shall have been declared and paid or a sum sufficient for the payment thereof set aside for such payment in respect of the most recently completed Dividend Period. However, the foregoing shall not restrict the ability of the Corporation or any of its affiliates to engage in underwriting, stabilization, market-making or similar transactions in the capital stock of the Corporation in the ordinary course of business.

Subject to the conditions in this Section 2, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other capital stock ranking junior to or on a parity with the Series OO Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series OO Preferred Stock shall not be entitled to participate in those dividends.

3. Liquidation Preference.

(a) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the shares of the Series OO Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other capital stock ranking junior to the Series OO Preferred Stock upon liquidation, dissolution or winding-up of the Corporation, the amount of $10,000 per share, plus an amount equal to any declared and unpaid dividends on each such share without accumulation of undeclared dividends.

(b) After the payment to the holders of the shares of the Series OO Preferred Stock of the full preferential amounts provided for in this Section 3, the holders of the Series OO Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of the Series OO Preferred Stock and any other shares of capital stock ranking as to any such distribution of assets of the Corporation on a parity with the shares of the Series OO Preferred Stock are not paid in full, the holders of the shares of the Series OO Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

(d) Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of this Section 3.

4. Preemption and Conversion. The holders of the Series OO Preferred Stock shall not have any preemptive or conversion rights.

5. Voting Rights.

(a) The Series OO Preferred Stock shall have no voting rights, except as provided below or as otherwise specifically required by law.

(b) Whenever, at any time or times, dividends on the shares of the Series OO Preferred Stock have not been paid for an aggregate of six or more Dividend Periods, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series OO Preferred Stock shall have the right, with holders of shares of any other class or series of Parity Preferred Stock (as defined below) outstanding at the time upon which like voting rights have been conferred and are exercisable ("*Voting Parity Stock*"), voting together as a class, to elect two directors (hereinafter the "*Preferred Directors*" and each a "*Preferred Director*") to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until full dividends have been paid on the Series OO Preferred Stock for at least four consecutive Dividend Periods at which time such right shall terminate, except as expressly provided herein or by law, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of shares of the Series OO Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of shares of the Series OO Preferred Stock voting together as a

class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only by the affirmative vote of the holders of shares of the Series OO Preferred Stock voting together as a class with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) So long as any shares of the Series OO Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series OO Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Series OO Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Series OO Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series OO Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series OO Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series OO Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, shall not be deemed to adversely affect such powers, preferences or special rights and (2) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series OO Preferred Stock (a) remain outstanding or (b) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series OO Preferred Stock in each case shall not be deemed to adversely affect the powers, preferences or special rights of the Series OO Preferred Stock.

(d) In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of the Series OO Preferred Stock shall be entitled to one vote.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Series OO Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of the Series OO Preferred Stock shall have been redeemed or shall have been called for redemption by the giving of notice thereof pursuant to Section 6(c) below and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

6. Redemption.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem, out of assets legally available therefor, the Series OO Preferred Stock on any Dividend Payment Date on or after April 1, 2030, in whole at any time or from time to time in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series OO Preferred Stock called for redemption up to, but excluding, the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

(b) At any time within 90 days after a Capital Treatment Event (as defined below), the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may provide notice of its intent to redeem the Series OO Preferred Stock in accordance with the procedures described below, and the Corporation may subsequently redeem, out of assets legally available therefor, the Series OO Preferred Stock in whole, but not in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of the Series OO Preferred Stock called for redemption up to, but excluding, the redemption date. Subject to Section 6(e), dividends shall cease to accrue on such shares on the redemption date, without accumulation of undeclared dividends.

"*Capital Treatment Event*" shall mean the good faith determination by the Corporation that, as a result of any:

(i) amendment to, or change or any announced prospective change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series OO Preferred Stock;

(ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series OO Preferred Stock; or

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series OO Preferred Stock,

there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation amount of all shares of the Series OO Preferred Stock then outstanding as "additional Tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series OO Preferred Stock is outstanding.

(c) Notice of every redemption of shares of the Series OO Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.

Such mailing shall be at least 5 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series OO Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series OO Preferred Stock. Each notice of redemption shall state (i) the redemption date; (ii) the number of shares of the Series OO Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series OO Preferred Stock is held in book-entry form through The Depository Trust Company, the Corporation may give such notice in any manner permitted or required by The Depository Trust Company.

(d) In the case of any redemption of only part of the shares of the Series OO Preferred Stock at the time outstanding, the shares of the Series OO Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of the Series OO Preferred Stock in proportion to the number of Series OO Preferred Stock held by such holders, by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series OO Preferred Stock shall be redeemed from time to time.

(e) If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors, which bank or trust company may be an affiliate of the Corporation (the "*Depositary Company*"), in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall be cancelled and shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except for the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall look only to the Corporation for an amount

equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

(f) Shares of the Series OO Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series OO Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any capital stock of any class or series of the Corporation shall be deemed to rank:

(a) senior to shares of the Series OO Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of shares of the Series OO Preferred Stock (and as used herein, the term *"senior to the Series OO Preferred Stock"* and like terms refer to any class or series of capital stock that ranks senior to the Series OO Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require);

(b) on a parity with shares of the Series OO Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preferences per share thereof be different from those of the Series OO Preferred Stock, if the holders of capital stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in proportion to or otherwise based on their respective dividend rates or liquidation preferences, without preference or priority of one over the other as between the holders of such capital stock and the holders of shares of the Series OO Preferred Stock (and as used herein, the term *"Parity Preferred Stock,"* and "*on a parity with the Series OO Preferred Stock*" and like terms refer to any class or series of capital stock that ranks on a parity with the shares of the Series OO Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require); and

(c) junior to shares of the Series OO Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up, or both, if such class or series shall be common stock or if the holders of the Series OO Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up, as the case may be, in preference or priority to the holders of capital stock of such class or series (and as used herein, the term *"junior to the Series OO Preferred Stock"* and like terms refer to the common stock and any other class or series of capital stock over which the Series OO Preferred Stock has preference or

priority, either as to dividends or upon liquidation, dissolution or winding-up, or both, as the context may require).

The Series OO Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding-up on a parity with the Corporation's Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, 5.75% Non-Cumulative Preferred Stock, Series DD, 6.00% Non-Cumulative Preferred Stock, Series EE, 4.75% Non-Cumulative Preferred Stock, Series GG, Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series II, 4.55% Non-Cumulative Preferred Stock, Series JJ, 3.65% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series KK, 4.625% Non-Cumulative Preferred Stock, Series LL, 4.20% Non-Cumulative Preferred Stock, Series MM and 6.875% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series NN.

9. Determinations and Decisions. The Corporation and the Calculation Agent are expressly authorized to make certain determinations and decisions hereunder with respect to technical, administrative and operational matters relating to any use of a substitute or successor base rate for the Treasury Rate. Any determination or decision that may be made by the Corporation or by the Calculation Agent with respect to technical, administrative and operational matters relating to any use of a substitute or successor base rate for the Treasury Rate, including any determination with respect to a rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) shall be conclusive and binding absent manifest error; (ii) if made by the Corporation, shall be made in its sole discretion; (iii) if made by the Calculation Agent, shall be made after consultation with the Corporation, and the Calculation Agent shall not make any such determination or decision to which the Corporation reasonably objects; and (iv) notwithstanding anything to the contrary herein, shall become effective without consent from the holders of the Series OO Preferred Stock or any other party. If the Calculation Agent fails to make any determination or decision that it is required to make hereunder with respect to technical, administrative and operational matters relating to any use of a substitute or successor base rate for the Treasury Rate, then the Corporation shall make that determination or decision on the same basis as described above.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand as of this 3rd day of February, 2025.

JPMORGAN CHASE & CO.

By: /s/ Stephen B. Grant

Name: Stephen B. Grant

Title: Assistant Corporate Secretary